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                                                                    EXHIBIT 99.1

      STATEMENT REGARDING THE CERTIFICATION OF THE CEO OF INFOGRAMES, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350,
          AS ADOPTED PURSUANT TO 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Infogrames, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruno Bonnell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        By: /s/ BRUNO BONNELL
                                           -------------------------------------
                                        Name: Bruno Bonnell
                                        Title: Chairman, Chief Executive Officer

Date: February 14, 2003


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